     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1999.
                                                      REGISTRATION NO. 333-71595
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4

                            REGISTRATION STATEMENT ON
                                    FORM S-8*
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                           SANTA FE SNYDER CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                        36-2722169
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                      Identification Number)

                           ---------------------------

                              1616 SOUTH VOSS ROAD
                              HOUSTON, TEXAS 77057
                                 (713) 507-5000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                        REPLACEMENT OPTION AGREEMENTS **
                                   PURSUANT TO
           SNYDER OIL CORPORATION RESTATED 1989 STOCK OPTION PLAN AND
    SNYDER OIL CORPORATION 1990 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full title of Plans)

                                 DAVID L. HICKS
                    VICE PRESIDENT - LAW AND GENERAL COUNSEL
                           SANTA FE SNYDER CORPORATION
                              1616 SOUTH VOSS ROAD
                              HOUSTON, TEXAS 77057
                                 (713) 507-5000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                           ---------------------------

                                   COPIES TO:
                               G. MICHAEL O'LEARY
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200



                         CALCULATION OF REGISTRATION FEE


===========================================================================================================================
                                                 AMOUNT TO BE       PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                 REGISTERED(1)          OFFERING           AGGREGATE          AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGIA                        PRICE PER UNIT     OFFERING PRICE     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value (2)              4,450,953                (3)                (3)                (3)
===========================================================================================================================


(1) Consisting of, on a converted basis, 4,450,953 shares of common stock, par value $0.01 per share, of the Registrant reserved for issuance under the replacement option agreements described herein under "Explanatory Notes." In addition, the number of shares of common stock of the Registrant registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) Includes associated rights to purchase shares of the Registrant's Series A Junior Participating Preferred Stock. The rights are not currently separable from the shares of common stock, par value $0.01 per share, of Registrant and are not currently exercisable.

(3) All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registrant's registration statement on Form S-4 (File No. 333-71595) on February 2, 1999.

* Filed as a post-effective amendment on Form S-8 to the Form S-4 registration statement. See "Explanatory Notes."

**   As further described herein under "Explanatory Notes."
================================================================================

                                EXPLANATORY NOTES

         Santa Fe Snyder Corporation (the "Company" or the "Registrant") hereby amends its registration statement on Form S-4 (File No. 333-71595) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 ("Post-Effective Amendment No. 1") relating to up to 4,450,953 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") issuable upon exercise of the options granted pursuant to replacement option agreements. All shares of common stock issuable upon exercise of the options granted pursuant to the replacement option agreements covered by this Post-Effective Amendment No. 1 were previously included in the Form S-4.

         On May 5, 1999 (the "Effective Time"), pursuant to the Agreement and Plan of Merger, dated as of January 13, 1999 (the "Merger Agreement"), by and between Santa Fe Energy Resources, Inc. and Snyder Oil Corporation ("Snyder"), Snyder merged with and into Santa Fe Energy Resources, Inc. with Santa Fe Energy Resources as the surviving corporation. The name of the surviving corporation was changed to Santa Fe Snyder Corporation (the "Merger"). Pursuant to the Merger Agreement, each unexpired and unexercised outstanding option (each a "Snyder Option") granted pursuant to the Snyder Oil Corporation Restated 1989 Stock Option Plan and the Snyder Oil Corporation 1990 Stock Plan for Non-Employee Directors (collectively, the "Snyder Plans") to purchase one share of common stock of Snyder was automatically canceled at the Effective Time. Former Snyder optionholders who were employees and directors of Snyder who continued with the Company, former employees of Snyder with severance or employment agreements that provided for an extended period of time to exercise their Snyder options or non-employee directors who did not continue in office with Santa Fe Snyder were granted options to purchase that number of shares of Company common stock equal to the product of the number of shares of Snyder common stock issuable upon the exercise of that person's Snyder Option times
2.05 and with an exercise price equal to the exercise price of their Snyder Option divided by 2.05. Each new option is otherwise subject to all of the other terms of the Snyder Option to which it relates.

         As of the Effective Time, the new options granted pursuant to the replacement option agreements covered by this Post-Effective Amendment No. 1 replace Snyder Options granted and outstanding pursuant to the Snyder Plans.

         Listed below are the former Snyder directors and employees who were granted replacement options covered by this Post-Effective Amendment No. 1, the number of shares of common stock issuable pursuant to such replacement options, the respective exercise prices, and the Snyder Plans pursuant to which such options were originally granted.

                                           NUMBER OF SHARES
NAME                                       OF COMMON STOCK              EXERCISE PRICE                  PLAN
----                                       -----------------            --------------                  ----
Daniel G. Anderson                              3,075                      $6.8902                       1
                                                2,460                       4.5732
                                                6,764                       7.8659
                                                7,586                       8.6280

Mark A. Balderston                              1,640                      $6.8902                       1
                                                4,879                       4.5732
                                                7,585                       7.8659
                                                8,404                       8.6280

Richard Borkowski                               8,713                      $9.8476                       1

Roger W. Brittan                                5,125                      $9.7561                       2
                                                5,125                       6.7073
                                                5,125                       4.7561
                                                5,125                       8.5366
                                                5,125                       9.6341

                                           NUMBER OF SHARES
NAME                                       OF COMMON STOCK              EXERCISE PRICE           PLAN
----                                       -----------------            --------------           ----
Charles Brown                                  35,875                      $7.8659                 1
                                               41,820                       8.6280

John W. Burman                                 45,100                      $7.9268                 1

Steven M. Burr                                 29,725                      $7.8659                 1
                                               37,310                       8.6280

Fred Byther                                    22,550                      $7.9268                 1

Cynthia B. Cagle                               20,500                      $7.8659                 1

Roger D. Cagle                                 25,625                      $7.8659                 1

Lindie R. Carden                                3,075                      $6.8902                 1
                                                2,665                       4.5732
                                                2,870                       7.8659
                                                3,075                       8.6280

Scott Chapman                                   1,230                      $6.8902                 1
                                                2,870                       7.8659
                                                2,870                       8.6280

Gerard E. Conroy                                4,100                      $6.8902                 1
                                                7,585                       4.5732
                                                7,995                       7.8659
                                                8,609                       8.6280

Donald R. Corson                                1,640                      $8.6280                 1

Harvey J. Damstrom                              9,225                      $6.4634                 1

R. W. Davis                                    20,500                      $6.4634                 1

Barbara J. Dougherty                            1,435                      $5.1829                 1
                                                1,435                       7.8659
                                                2,255                       8.6280

Keith R. Dowling                                2,460                      $6.3415                 1
                                                6,150                       8.8415
                                                4,100                       6.8902
                                                2,050                       4.5732
                                                8,815                       7.8659

                                           NUMBER OF SHARES
NAME                                       OF COMMON STOCK              EXERCISE PRICE           PLAN
----                                       -----------------            --------------           ----
Thomas J. Edelman                              88,150                      $2.9268                 1
                                               88,150                       6.3415
                                               90,200                       8.8415
                                               92,865                       6.8902
                                               92,865                       4.5732
                                              147,600                       7.8659

Cyrus Esphahanian                               8,200                      $ 6.8902                 1
                                               20,500                        7.8659
                                               19,269                        8.6280

Stuart L. Filler                               10,250                      $ 9.8476                 1

Danny C. Frederick                              2,050                      $ 7.8659                 1
                                                2,460                        8.6280

Christopher L. Furrh                           24,600                      $ 7.9268                 1

Daniel T. Gibbons                               2,460                      $ 7.8659                 1
                                                2,460                        8.6280

Dawn D. Goard                                   2,870                      $ 7.8659                 1
                                                3,075                        8.6280

Cathy A. Goloway                               18,450                      $ 7.9268                 1

Linda K. Gosdin                                 4,100                      $ 6.8902                 1
                                                4,100                        4.5732
                                                4,100                        7.8659

Michael C. Griffin                             10,906                      $ 5.1829                 1
                                               38,950                        7.8659
                                               23,985                        8.6280

Charles R. Hall                                 9,225                      $ 9.0854                 1

William G. Hargett                            410,000                      $ 7.9268                 1
                                              133,250                        8.6280

John A. Harrell                                21,526                      $11.3110                 1
                                               10,864                        8.6280

David W. Hays                                   3,075                      $ 7.8659                 1
                                                3,280                        8.6280

                                           NUMBER OF SHARES
NAME                                       OF COMMON STOCK              EXERCISE PRICE           PLAN
----                                       -----------------            --------------           ----
John A. Hill                                    5,125                      $ 9.7561                 2
                                                5,125                        6.7073
                                                5,125                        4.7561
                                                5,125                        8.5366
                                                5,125                        9.6341

Marshall S. Homsher                             3,075                      $ 6.8902                 1
                                                1,722                        4.5732
                                                2,665                        7.8659
                                                2,870                        8.6280

Lloyd J. Huggins                               61,500                       11.6159                 1
                                               27,675                      $ 8.6280

Mark A. Jackson                               153,750                      $ 9.0854                 1
                                               51,865                        8.6280

Jeffrey L. Johnson                              3,075                      $ 6.8902                 1
                                                7,175                        4.5732
                                                7,995                        7.8659
                                                8,609                        8.6280

William J. Johnson                              5,125                      $ 8.9634                 2
                                                5,125                        6.7073
                                                5,125                        4.7561
                                                5,125                        8.5366
                                                5,125                        9.6341

John H. Karnes                                102,500                      $ 9.6951                 1

B. J. Kellenberger                              5,125                      $ 9.7561                 2
                                                5,125                        6.7073
                                                5,125                        4.7561
                                                5,125                        8.5366
                                                5,125                        9.6341

Michael B. Kendrick                            20,499                      $ 9.1768                 1
                                               10,866                        8.6280

Earl W. Knight                                  1,845                      $ 8.6280                 1

Dan Koontz                                     27,059                      $ 6.6768                 1

William D. Lancaster                           67,650                      $ 6.4634                 1

Peggy A. Lewis                                  1,722                      $ 4.5732                 1
                                                2,665                        7.8659
                                                2,665                        8.6280

                                           NUMBER OF SHARES
NAME                                       OF COMMON STOCK              EXERCISE PRICE           PLAN
----                                       -----------------            --------------           ----
Harold R. Logan                                 5,125                     $ 8.5366                  2
                                                5,125                       9.6341

Peter E. Lorenzen                              25,420                     $ 8.8415                  1
                                               25,625                       6.8902
                                               31,775                       7.8659
                                               36,080                       8.6280

Brian H. MacMillan                             11,480                     $ 5.1829                  1
                                               28,700                       7.8659
                                                7,790                       8.6280

James E. McCormick                              5,125                      $9.7561                 2
                                                5,125                       6.7073
                                                5,125                       4.7561
                                                5,125                       8.5366
                                                5,125                       9.6341

Timothy R. Morris                               4,100                       6.8902                 1
                                                2,665                       4.5732
                                                2,870                       7.8659
                                                8,405                       8.6280

James E. Myers                                  8,405                      $7.8659                 1
                                                8,404                       8.6280

H. Richard Pate                                12,300                      $6.8902                 1
                                               20,090                       4.5732
                                               25,625                       7.8659
                                               24,190                       8.6280

Glenn H. Peterson                               9,840                      $8.6280                 1

Rocky Pollock                                     820                      $6.8902                 1
                                                2,255                       7.8659
                                                2,460                       8.6280

David M. Posner                                12,300                      $6.8902                 1
                                               38,028                       6.7073
                                               20,910                       4.5732
                                               27,265                       7.8659
                                               25,830                       8.6280

Robert W. Rapp                                 22,549                      $8.4451                 1
                                               11,276                       8.6280

Roger B. Rice                                  61,500                      $9.3293                 1
                                               33,825                       8.6280


                                           NUMBER OF SHARES
NAME                                       OF COMMON STOCK              EXERCISE PRICE           PLAN
----                                       -----------------            --------------           ----
Joe L. Satsky                                   2,460                      $5.1829                 1
                                                2,460                       7.8659
                                                2,665                       8.6280

Terry L. Savage                                 4,264                      $4.5732                 1
                                                7,462                       7.8659
                                               10,660                       8.6280

Troy L. Schindler                              20,500                      $7.9268                 1

David E. Schlosser                              6,970                      $7.9268                 1

Terry L. Shyer                                  2,870                      $8.6280                 1

Steven G. Siguaw                               18,449                      $9.5732                 1
                                                9,226                       8.6280

Samuel M. Simpson                               3,280                      $7.8659                 1
                                                3,485                       8.6280

Thomas M. Smagala                               9,430                      $8.6280                 1

Jay H. Smith                                  102,500                      $8.2927                 1

Steven D. Smith                                 2,460                      $7.8659                 1
                                                2,665                       8.6280

Ty J. Smith                                     2,665                      $8.6280                 1

John C. Snyder                                 99,630                      $6.8902                 1
                                               99,835                       4.5732
                                              157,850                       7.8659
                                              164,000                       8.6280

Dennis G. Storhaug                              3,075                      $6.8902                 1
                                                8,405                       4.5732
                                                8,610                       7.8659
                                                9,839                       8.6280

Edward T. Story                                61,500                      $6.8902                 1
                                               31,570                       4.5732
                                               44,075                       7.8659
                                                5,125                       9.6341

Aloys Swanson                                   4,100                      $6.8902                 1
                                                2,665                       4.5732
                                                2,870                       7.8659
                                                8,200                       8.6280

                                           NUMBER OF SHARES
NAME                                       OF COMMON STOCK              EXERCISE PRICE           PLAN
----                                       -----------------            --------------           ----
Janice S. Tanabe                                  984                     $ 4.5732                 1
                                                2,460                       7.8659
                                                2,665                       8.6280

Tim D. Taylor                                  10,045                     $ 6.3415                 1
                                               17,630                       8.8415
                                               16,400                       6.8902
                                                4,961                       4.5732
                                               25,625                       7.8659

James R. Ten Eyck                              20,500                     $ 9.8171                 1

John M. Thibeaux                               75,850                      10.6707                 1

Kenneth E. Tompkins                             2,870                     $ 4.5732                 1
                                                2,870                       7.8659
                                                7,585                       8.6280

G. Steven Van Hook                              6,150                     $ 6.8902                 1
                                                8,200                       4.5732
                                                8,610                       7.8659
                                                9,429                       8.6280

Rodney L. Waller                               37,925                     $ 6.8902                 1
                                               22,550                       4.5732
                                               30,750                       4.6341
                                               45,100                       7.8659
                                               34,440                       8.6280

Daniel R. Wenzinger                             2,050                     $ 6.7073                 1
                                                2,255                       4.5732
                                                2,665                       7.8659
                                                3,075                       8.6280

R. S. Woodall                                   4,100                     $ 6.8902                 1
                                                9,020                       4.5732
                                               19,065                       7.8659
                                               18,245                       8.6280
                                           ----------

      TOTAL                                 4,450,953
                                           ==========

------------------

1    Snyder Oil Corporation Restated 1989 Stock Option Plan.

2    Snyder Oil Corporation 1990 Stock Plan for Non-Employee Directors.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to recipients of replacement options as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference hereto pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

         1. Snyder Oil Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998;

         2. Santa Fe Energy Resources, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1998;

         3. Santa Fe Energy Resources, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         4. The Company's Current Report on Form 8-K filed on May 6, 1999, and amended on May 25, 1999;

         5.       The Company's Current Report on Form 8-K filed on June 15,
                  1999; and

         6. The descriptions of the Company's common stock, par value $.01 per share (the "Common Stock"), and certain rights associated with such Common Stock (the "Rights") contained in the Company's registration statement on Form S-2 filed on February 21, 1990 (with respect to the Common Stock) and on Form 8-A/A filed on May 11, 1999 (with respect to the Rights), including any amendments or reports filed for the purpose of updating such descriptions.

         All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         Article NINTH of the Company's Restated Certificate of Incorporation states that:

         "No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any facts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended."

         Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law. Pursuant to such provision, the Company has entered into agreements with various of its officers, directors and employees which provide for indemnification of such persons.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


   EXHIBIT
   NUMBER     DESCRIPTION OF EXHIBITS
   ------     -----------------------
     3.1      Restated Certificate of Incorporation (including Certificate of
              Merger reflecting the merger of Snyder Oil Corporation with and into Santa Fe Energy Resources, Inc., dated May 5, 1999;
              Certificate of Designations of Series A Junior Participating
              Preferred Stock; and Certificate of Increase of Number of Shares of Series A Junior Participating Preferred Stock of Santa Fe
              Snyder Corporation, dated May 5, 1999) (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form
              8-A/A filed May 11, 1999).

     3.2 Amended Bylaws, as amended on April 20, 1990, February 26, 1993, September 1, 1998 and May 5, 1999 (incorporated by reference to
              Exhibit 3.2 of the Company's Registration Statement on Form 8-A/A filed May 11, 1999).

     4.1 Rights Agreement dated as of March 3, 1997, between Santa Fe Energy Resources, Inc. and First Chicago Trust of New York, as Rights Agent (incorporated by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A filed February 28,
              1997).

     4.2 First Amendment to the Rights Agreement between Santa Fe Snyder Corporation, as successor to Santa Fe Energy Resources, Inc and First Chicago Trust Company of New York, as Trustee, dated as of May 5, 1999, which includes, as Annex I thereto, the Summary of Right to Purchase Preferred Shares, as Annex II thereto, the Form of Right Certificate, and as Annex III thereto, the Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock of Santa Fe Snyder Corporation (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form 8-A/A filed May 11, 1999).

     4.3 Form of Indenture dated as of May 25, 1994 and Form of Debenture relating to the Company's 11% Senior Subordinated Debentures due 2004 (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 (File No. 33-52849).

     4.4 First Supplemental Indenture, dated as of October 21, 1996, between Santa Fe Energy Resources, Inc. and State Street Bank and Trust Company, as Trustee, relating to the Company's 11% Senior Subordinated Debentures due 2004 (incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).

   EXHIBIT
   NUMBER     DESCRIPTION OF EXHIBITS
   ------     -----------------------
     *4.5     Second Supplemental Indenture, dated as of May 4, 1999, between the Company and State Street Bank and Trust Company, as Trustee, relating to the Company's 11% Senior Subordinated Debentures due
              2004.

     4.6 Indenture dated as of June 10,1997, between Snyder Oil Corporation and Texas Commerce Bank National Association, relating to Snyder Oil Corporation's 8 3/4% Senior Subordinated Notes due 2007 (incorporated by reference to Exhibit 4.1 of Snyder Oil Corporation's Current Report on Form 8-K dated June 10, 1997).

     4.7      First Supplemental Indenture, dated as of June 10, 1997, to
              Exhibit 4.8 (incorporated by reference to Exhibit 4.2 of Snyder Oil Corporation's Current Report on Form 8-K dated June 10, 1997).

     4.8      Second Supplemental Indenture, dated as of June 10, 1997, to
              Exhibit 4.8 (incorporated by reference to Exhibit 4.3 of Snyder Oil Corporation's Current Report on Form 8-K dated June 10, 1997).

     *4.9 Third Supplemental Indenture, dated as of May 5, 1999, between Santa Fe Snyder Corporation and Chase Bank of Texas, N.A. to
              Exhibit 4.8.

     4.10 Indenture dated as of June 1, 1999, between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit
              4.1 of the Company's Current Report on Form 8-K filed June 15,
              1999).

     4.11 First Supplemental Indenture dated as of June 14, 1999, between the Company and The Bank of New York, as Trustee, including the form of 8.05% Senior Note Due 2004 (incorporated by reference to
              Exhibit 4.2 of the Company's Current Report on Form 8-K filed June 15, 1999).

     *5.1 Opinion of Andrews & Kurth L.L.P. regarding legality of the securities to be registered.

     *23.1    Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

     *23.2    Consent of PricewaterhouseCoopers LLP.

     *23.3    Consent of Arthur Andersen LLP.

     *23.4    Consent of Ryder Scott Company.

     *23.5    Consent of Netherland, Sewell & Associates, Inc.

     24.1 Power of Attorney (included in the signature pages of the initial filing of this registration statement).

     99.1 Snyder Oil Corporation's 1990 Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.4 of Snyder Oil Corporation's Registration Statement on Form S-4 (Registration No. 33- 33455)).

     99.1.1 Amendment dated May 20, 1992 to Snyder Oil Corporation's 1990 Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.1.1 of Snyder Oil Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

     99.2 Snyder Oil Corporation's Amended and Restated 1989 Stock Option Plan (incorporated by reference to Exhibit 10.2 of Snyder Oil Corporation's Annual Report on Form 10-K for the year ended December 31, 1997).

------------------------

*Filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 17, 1999.

                                  SANTA FE SNYDER CORPORATION



                                  By:    /s/ DAVID L. HICKS
                                     ----------------------------------------
                                                 David L. Hicks
                                     Vice President - Law and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on June 17, 1999.



NAME                                      TITLE

                   *                      Chief Executive Officer and Director
--------------------------------------    (Principal Executive Officer)
James L. Payne


/s/ MARK A. JACKSON                       Executive Vice President and Chief Financial Officer
--------------------------------------    (Principal Financial Officer)
Mark A. Jackson


/s/ MICHAEL S. WILKES                     Vice President and Chief Accounting Officer
--------------------------------------    (Principal Accounting Officer)
Michael S. Wilkes


                                          Chairman of the Board
--------------------------------------
John C. Snyder


                   *                      Director
--------------------------------------
William E. Greehey

                                          Director
--------------------------------------
John A. Hill


                   *                      Director
--------------------------------------
Melvyn N. Klein



                                         Director
--------------------------------------
Harold R. Logan, Jr.


                    *                    Director
--------------------------------------
Allan V. Martini


                                         Director
--------------------------------------
James E. McCormick


                    *                    Director
--------------------------------------
Reuben F. Richards


                                         Director
--------------------------------------
Edward T. Story


                    *                    Director
--------------------------------------
Kathryn D. Wriston



*By:   /s/ DAVID L. HICKS
    ----------------------------------
               David L. Hicks
              Attorney-in-fact

                                INDEX TO EXHIBITS

   EXHIBIT
   NUMBER     DESCRIPTION OF EXHIBITS
   ------     -----------------------
     3.1      Restated Certificate of Incorporation (including Certificate of
              Merger reflecting the merger of Snyder Oil Corporation with and into Santa Fe Energy Resources, Inc., dated May 5, 1999;
              Certificate of Designations of Series A Junior Participating
              Preferred Stock; and Certificate of Increase of Number of Shares
              of Series A Junior Participating Preferred Stock of Santa Fe
              Snyder Corporation, dated May 5, 1999) (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form
              8-A/A filed May 11, 1999).

     3.2      Amended Bylaws, as amended on April 20, 1990, February 26, 1993,
              September 1, 1998 and May 5, 1999 (incorporated by reference to
              Exhibit 3.2 of the Company's Registration Statement on Form 8-A/A filed May 11, 1999).

     4.1      Rights Agreement dated as of March 3, 1997, between Santa Fe
              Energy Resources, Inc. and First Chicago Trust of New York, as
              Rights Agent (incorporated by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A filed February 28,
              1997).

     4.2      First Amendment to the Rights Agreement between Santa Fe Snyder
              Corporation, as successor to Santa Fe Energy Resources, Inc and
              First Chicago Trust Company of New York, as Trustee, dated as of
              May 5, 1999, which includes, as Annex I thereto, the Summary of Right to Purchase Preferred Shares, as Annex II thereto, the Form of Right Certificate, and as Annex III thereto, the Certificate of Increase of Authorized Number of Shares of Series A Junior
              Participating Preferred Stock of Santa Fe Snyder Corporation
              (incorporated by reference to Exhibit 4.1 of the Company's
              Registration Statement on Form 8-A/A filed May 11, 1999).

     4.3 Form of Indenture dated as of May 25, 1994 and Form of Debenture relating to the Company's 11% Senior Subordinated Debentures due
              2004 (incorporated by reference to Exhibit 4.1 of the Company's
              Registration Statement on Form S-3 (File No. 33-52849).

     4.4 First Supplemental Indenture, dated as of October 21, 1996, between Santa Fe Energy Resources, Inc. and State Street Bank and
              Trust Company, as Trustee, relating to the Company's 11% Senior
              Subordinated Debentures due 2004 (incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).

     *4.5 Second Supplemental Indenture, dated as of May 4, 1999, between the Company and State Street Bank and Trust Company, as Trustee, relating to the Company's 11% Senior Subordinated Debentures due
              2004.

     4.6 Indenture dated as of June 10,1997, between Snyder Oil Corporation and Texas Commerce Bank National Association, relating to Snyder
              Oil Corporation's 8 3/4% Senior Subordinated Notes due 2007
              (incorporated by reference to Exhibit 4.1 of Snyder Oil
              Corporation's Current Report on Form 8-K dated June 10, 1997).

     4.7      First Supplemental Indenture, dated as of June 10, 1997, to
              Exhibit 4.8 (incorporated by reference to Exhibit 4.2 of Snyder
              Oil Corporation's Current Report on Form 8-K dated June 10, 1997).

     4.8      Second Supplemental Indenture, dated as of June 10, 1997, to
              Exhibit 4.8 (incorporated by reference to Exhibit 4.3 of Snyder
              Oil Corporation's Current Report on Form 8-K dated June 10, 1997).

     *4.9     Third Supplemental Indenture, dated as of May 5, 1999, between
              Santa Fe Snyder Corporation and Chase Bank of Texas, N.A. to
              Exhibit 4.8.

     4.10     Indenture dated as of June 1, 1999, between the Company and The
              Bank of New York, as Trustee (incorporated by reference to Exhibit
              4.1 of the Company's Current Report on Form 8-K filed June 15,
              1999).



   EXHIBIT
   NUMBER     DESCRIPTION OF EXHIBITS
   ------     -----------------------
     4.11     First Supplemental Indenture dated as of June 14, 1999, between the Company and The Bank of New York, as Trustee, including the form of 8.05% Senior Note Due 2004 (incorporated by reference to
              Exhibit 4.2 of the Company's Current Report on Form 8-K filed June
              15, 1999).

     *5.1 Opinion of Andrews & Kurth L.L.P. regarding legality of the securities to be registered.

     *23.1    Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

     *23.2    Consent of PricewaterhouseCoopers LLP.

     *23.3    Consent of Arthur Andersen LLP.

     *23.4    Consent of Ryder Scott Company.

     *23.5    Consent of Netherland, Sewell & Associates, Inc.

     24.1 Power of Attorney (included in the signature pages of the initial filing of this registration statement).

     99.1     Snyder Oil Corporation's 1990 Stock Plan for Non-Employee
              Directors (incorporated by reference to Exhibit 10.4 of Snyder Oil
              Corporation's Registration Statement on Form S-4 (Registration No.
              33- 33455)).

     99.1.1   Amendment dated May 20, 1992 to Snyder Oil Corporation's 1990
              Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.1.1 of Snyder Oil Corporation's Quarterly Report on
              Form 10-Q for the quarter ended June 30, 1993).

     99.2     Snyder Oil Corporation's Amended and Restated 1989 Stock Option
              Plan (incorporated by reference to Exhibit 10.2 of Snyder Oil
              Corporation's Annual Report on Form 10-K for the year ended
              December 31, 1997).
